                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

       /_/      Preliminary Proxy Statement

       /_/      Confidential,  for Use of the  Commission  Only (as permitted by
                Rule 14a-6(e)(2))

       /_/      Definitive Proxy Statement

       /_/      Definitive Additional Materials

       /X/      Soliciting Material Under Rule 14a-12

                             COMPUTER HORIZONS CORP.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II, L.P., SERIES R
                          CRESCENDO INVESTMENTS II, LLC
                                 ERIC ROSENFELD
                         F. ANNETTE SCOTT FLORIDA TRUST
                         RICHARD L. SCOTT FLORIDA TRUST
                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST
                                RICHARD L. SCOTT
                                STEPHEN T. BRAUN
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     /_/    Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     /_/    Fee paid previously with preliminary materials:

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     /_/    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

                                       -2-

            The  Computer  Horizons  Full  Value  Committee  (the  "Committee"),
together with the other participants named herein, is filing materials contained in this  Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in connection  with a  preliminary  filing  with the SEC of a proxy  statement  and accompanying  proxy card to be used to solicit votes  against a proposed  merger involving  Computer  Horizons Corp. (the  "Company") and Analysts  International
Corporation  to be submitted to a vote of the  shareholders  of the Company at a special meeting of shareholders scheduled to be held in August 2005 (the "Merger
Special Meeting").  The Committee expects to prepare and file a definitive proxy statement in connection with the Merger Special  Meeting.  The Committee has not yet filed a proxy  statement with the SEC with regard to the special  meeting of shareholders to be held to replace the Company's existing Board of Directors.

            Item 1: On July 28, 2005, the following article was published in the
National Post, a Canadian newspaper.

COMPUTER HORIZONS PROXY BATTLE BREWING

Move to ditch merger plans

Carrie Tait
Financial Post

THURSDAY, JULY 28, 2005

Mover-and-shaker Eric Rosenfeld is at it again.

As head of New York's Crescendo  Partners,  Mr. Rosenfeld has a reputation as an investor  who  inspires -- and  sometimes  forces -- change in the  companies he invests  in.  Mr.  Rosenfeld  is  no  stranger  to  Canadian  investors  --  his fingerprints are on AD OPT Technologies Inc., BCE Emergis,  Sierra Systems Group
Inc.,  Pivotal Corp.  and Spar Aerospace  Ltd.  "Everything he touched,  more or less, turned to gold," an industry observer said yesterday.  "He's proven he can unlock shareholder value."

There is, however, a spot on Mr. Rosenfeld's Canadian record, in the form of his
$16-million investment in Hip Interactive Corp. The video game company closed at
1 cents yesterday.

Despite this blow-up, Mr. Rosenfeld has a new target.

Computer  Horizons  Corp.,  a New  Jersey-based  company  with a  market  cap of
US$114-million,  is the latest company in his crosshairs. Mr. Rosenfeld wants to scotch the company's proposed merger with Analysts  International  Corp. and has launched a proxy battle in an effort to get his way.

"Computer  Horizons  is paying too much for  Analysts  International,"  said The
Computer Horizons Full Value Committee,  a group formed by Mr. Rosenfeld's firm.
"The  proposed  merger  will  dilute  Computer  Horizons'  most  profitable  and promising  business  segments,"  and  "there  are  potentially  more  favourable strategic  opportunities  for Computer  Horizons  than the proposed  merger with
Analysts  International,"  Crescendo  said when it announced  its  intentions on
Friday.

                                       -3-

Two of Computer Horizons' business segments -- Chimes and Federal -- are part of the  "profitable  and  promising  businesses"  Crescendo was referring to in its statement,  Mr.  Rosenfeld said in an interview  yesterday.  If Mr.  Rosenfeld's
proposed  board  wins  the  proxy  battle,   he  would  expect  it  to  "explore
alternatives  to generate a better  result for  shareholders  than the  proposed merger."

He's not saying what those alternatives might be, but Computer Horizons' history provides some insight.

Take Chimes, for example.  This division could be spun out on its own, unlocking shareholder value. The idea has been punted around Wall Street and some consider it a matter of timing.  The proposed merger,  however,  could put a kink in that plan.

Computer  Horizons  doesn't see it that way. In a document filed with regulators
Tuesday, it said Chimes "should experience  accelerated  growth," as a result of the proposed  merger,  "without  foregoing  the options  currently  available to maximize shareholder value."

But  carving  up  Computer  Horizons  isn't  the only  option  available  to Mr.
Rosenfeld,  should he win the proxy battle.  In the same document where Computer
Horizons defends the proposed merger, it highlights past  opportunities that may have boosted the stock.

"In or about the  summer of 2003,  in  connection  with a prior  proxy  contest,
[Computer Horizons] received several indications of interest to acquire it as an alternative to the third party's  unsolicited offer. None of such proposals were substantially  different from the unsolicited  offer and none of them recognized the  intrinsic  value of  [Computer  Horizons']  assets in a change  of  control transaction," the document said.

Crescendo and its partner own 10.3% of Computer Horizons,  and yesterday,  asked the company to call a special  meeting asking  shareholders to select a board of directors.

Computer Horizons declined to comment for this story.

(C) National Post 2005

                                      -4-

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

On July 22, 2005, The Computer Horizons Full Value Committee (the  "Committee"),
together  with the other  participants  (as defined  below),  made a preliminary filing with the Securities and Exchange  Commission ("SEC") of a proxy statement and  accompanying  proxy  card to be used to  solicit  votes  against a proposed
merger   involving   Computer   Horizons  Corp.  (the  "Company")  and  Analysts
International  Corporation to be submitted to a vote of the  shareholders of the
Company at a special meeting of shareholders scheduled to be held in August 2005
(the "Merger  Special  Meeting").  The  Committee  expects to prepare and file a definitive  proxy statement in connection with the Merger Special  Meeting.  The
Committee  has not yet filed a proxy  statement  with the SEC with regard to the special  meeting of  shareholders  to be held to replace the Company's  existing
Board of Directors.

THE COMMITTEE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENTS  AND OTHER PROXY  MATERIALS  AS THEY BECOME  AVAILABLE  BECAUSE  THEY
CONTAIN IMPORTANT  INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE
ON THE SEC'S WEB SITE AT  HTTP://WWW.SEC.GOV.  IN ADDITION,  THE PARTICIPANTS IN
THE  SOLICITATION  WILL PROVIDE COPIES OF THE PROXY  MATERIALS,  WITHOUT CHARGE,
UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY
SOLICITOR,  MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR
BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE PROXY  SOLICITATION  ARE CRESCENDO  PARTNERS II, L.P.,
SERIES R,  CRESCENDO  INVESTMENTS  II, LLC,  ERIC  ROSENFELD,  F. ANNETTE  SCOTT
FLORIDA TRUST,  RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP
TRUST,  RICHARD L. SCOTT,  STEPHEN T. BRAUN AND THE COMPUTER HORIZONS FULL VALUE
COMMITTEE (THE "PARTICIPANTS"). INFORMATION REGARDING THE PARTICIPANTS AND THEIR
DIRECT OR INDIRECT  INTERESTS IS AVAILABLE IN THEIR  SCHEDULE 13D JOINTLY  FILED
WITH THE SEC ON JULY 22, 2005.

CONTACTS: MacKenzie Partners, Inc.
          Bob Sandhu:   212-378-7061
          Mark Harnett: 212-929-5877

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